UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 13, 2005

ELIZABETH ARDEN, INC.

(Exact name of registrant as specified in its charter)

Florida	1-6370	59-0914138

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

14100 N.W. 60th Avenue, Miami, Florida	33014

(Address of principal executive offices	(Zip Code)

Registrant's telephone number, including area code:	(305) 818-8000

________________________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 - REGISTRANT'S BUSINESS AND OPERATIONS

Item 1.01 Entry into a Material Definitive Agreement

              On May 13, 2005, Elizabeth Arden, Inc. (the “Company”) granted restricted stock to all of its regular, full-time employees based in the United States and Puerto Rico who are eligible to participate in the Company’s management bonus program.  Under the terms of the restricted stock program, all eligible participants receive 3% of their total cash compensation in restricted stock.  The restricted stock vests in full one year from the date of grant if the participant is still employed by the Company at the time of vesting.  The restricted stock is awarded based on total cash compensation from February 1 to January 31.

              In connection with the May 13, 2005 grant, the named executive officers (defined in Regulation S-K Item 402(a)(3) and as set forth in the Company's Proxy Statement dated May 14, 2004) received the following shares:

Named Executive	Position	# of Shares

E. Scott Beattie	Chairman of the Board and Chief Executive Officer	1,799
Paul West	President and Chief Operating Officer	1,145
Stephen J. Smith	Executive Vice President and Chief Financial Officer	752
Ronald Rolleston	Executive Vice President, Global Marketing	715
Joel B. Ronkin	Executive Vice President and Chief Administrative Officer	586

SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ELIZABETH ARDEN, INC.

Date: May 17, 2005	By: /s/ Joel B. Ronkin

Joel B. Ronkin Executive Vice President and Chief Administrative Officer